                                                                                    EXHIBIT 99.1

FirstEnergy Corp. 76 South Main Street Akron, Ohio 44308 www.firstenergycorp.com	For Release: January 31, 2007

News Media Contact:	Investor Contact:
Ellen Raines (330) 384-5808	Ron Seeholzer (330) 384-5783

FIRSTENERGY ANNOUNCES PRELIMINARY UNAUDITED 2006 EARNINGS;
PROVIDES GUIDANCE FOR 2007
Board Authorizes Additional Common Share Repurchase

AKRON, OH - FirstEnergy Corp. (NYSE: FE) today announced that its preliminary unaudited normalized basic earnings per share of common stock on a non-GAAP(*) basis in 2006 are expected to be $3.87 to $3.89 ($3.83 to $3.85 diluted). This estimate exceeds the top end of the company’s most recent guidance to the investment community of $3.75 to $3.85 per share. Preliminary unaudited earnings on a GAAP basis are expected to be $3.85 to $3.87 per share of common stock ($3.81 to $3.83 diluted) including a charge of $0.02 per share related to deferred non-utility generation (NUG) purchased power costs resulting from a Pennsylvania Public Utility Commission (PPUC) accounting order.

These estimated results compare with normalized basic earnings per share of common stock on a non-GAAP basis in 2005 of $3.00 ($2.98 diluted). Basic earnings per share on a GAAP basis in 2005 were $2.62 ($2.61 diluted).

In the fourth quarter of 2006, preliminary unaudited normalized basic and diluted earnings per share on a non-GAAP basis are expected to be approximately $0.82 to $0.84. Including net gains from the sale of non-core assets, preliminary unaudited fourth quarter 2006 basic and diluted earnings per share on a GAAP basis are expected to be $0.85 to $0.87. These results compare with fourth quarter 2005 normalized basic and diluted earnings per share on a non-GAAP basis of $0.77 and basic and diluted earnings per share on a GAAP basis of $0.58.

Preliminary Unaudited Non-GAAP
Basic Earnings Per Share Reconciliation

	2006	2005

Before Unusual Items (Non-GAAP)	$3.87- $3.89	$ 3.00
PPUC NUG Accounting Adjustment	(0.02)	--
Cumulative Effect of Accounting Change	--	(0.09)
Ohio/New Jersey Income Tax Adjustments	--	(0.19)
Sammis Plant New Source Review Settlement	--	(0.04)
Davis-Besse Fine/Penalty	--	(0.10)
JCP&L Arbitration Decision	--	(0.03)
New Regulatory Assets - JCP&L Settlement	--	0.05
Non-Core Asset Sales/Impairments	--	0.02
Basic Earnings Per Share (GAAP)	$3.85-$3.87	$ 2.62

Preliminary Unaudited Fourth Quarter Non-GAAP
Basic Earnings Per Share Reconciliation

	2006	2005

Before Unusual Items (Non-GAAP)	$0.82-$0.84	$ 0.77
Cumulative Effect of Accounting Change	--	(0.09)
Davis-Besse Penalty	--	(0.08)
Non-Core Asset Sales/Impairments	0.03	(0.04)
Ohio/New Jersey Income Tax Adjustments	--	0.02
Basic Earnings Per Share (GAAP)	$0.85-$0.87	$ 0.58

2007 Earnings Guidance

The company also announced today 2007 annual guidance for normalized earnings per share on a non-GAAP basis of $4.05 to $4.25 per share of common stock. On a GAAP basis, 2007 earnings are expected to be $4.10 to $4.30 per share, including a $0.05 per share benefit of new regulatory assets authorized by the PPUC in January 2007 that apply to prior years. The company currently cannot estimate other potential unusual charges or credits that may become reconciling items between earnings per share on a GAAP and non-GAAP basis during 2007.

2007 Earnings Per Share Guidance
Non-GAAP Basic Earnings Per Share Reconciliation

Before Unusual Items (Non-GAAP)	$4.05- $4.25
Benefit from New Regulatory Assets Authorized by PPUC	0.05
Basic Earnings Per Share (GAAP)	$4.10-$4.30

Share Repurchase Program

On January 30, 2007, the Board of Directors authorized the repurchase of up to 16 million additional shares of FirstEnergy common stock. In August 2006, the company repurchased approximately 10.5 million shares - or approximately 3.2 percent - of outstanding common stock. Combined, these two programs provide the opportunity to repurchase approximately 8 percent of the approximately 330 million shares that were outstanding prior to the implementation of last year’s program.

Voluntary Pension Plan Contribution

The company also said that it recently contributed an additional $300 million to its pension plan. This brings total voluntary contributions the company has made since September 2004 to $1.3 billion. The impact of the pension contribution is expected to be accretive to earnings and helps to further ensure the security of future plan benefits.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio. Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services. Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system based on serving 4.5 million customers in Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

(*) This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan)and the Pennsylvania Public Utility Commission, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful implementation of the newly-approved share repurchase program announced today, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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